Exhibit 99.1

Dexcom Reports Fourth Quarter and Fiscal Year 2024 Financial Results

SAN DIEGO - (BUSINESS WIRE-February 13, 2025) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter and fiscal year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights:

•Revenue grew 8% year-over-year to $1.114 billion on a reported basis and 8% year-over-year on an organic1 basis.
•U.S. revenue grew 4% and international revenue grew 17% on a reported basis and 19% on an organic1 basis, all on a year-over-year basis.
•GAAP operating income of $188.9 million or 17.0% of revenue, a decrease of 400 basis points compared to the fourth quarter of 2023. Non-GAAP operating income* of $209.5 million or 18.8% of reported revenue, a decrease of 470 basis points compared to the fourth quarter of 2023.

Full Year 2024 Financial Highlights:

•Full year revenue grew 11% versus the prior year to $4.033 billion on a reported basis and 12% on an organic2 basis.
•U.S. revenue growth of 10% and international revenue growth of 15% on a reported basis. International revenue growth was 17% on an organic2 basis.
•GAAP operating income of $600.0 million or 14.9% of revenue, a decrease of 160 basis points compared to 2023. Non-GAAP operating income* of $757.1 million or 18.8% of revenue, a decrease of 100 basis points over the prior year.

Fourth Quarter 2024 Strategic Highlights:

•Submitted Dexcom G7 15-day CGM system to the FDA for review.
•Secured reimbursement for Dexcom ONE+ in France for people with type 2 diabetes on basal insulin, significantly expanding access to Dexcom CGM in the French market.
•Announced strategic partnership with ŌURA, enabling integration of Dexcom glucose data with vital sign, sleep, stress, heart health and activity data from Oura Ring.
•Launched first generative AI feature in glucose biosensing, providing Stelo customers the framework for more personalized content related to glucose levels, activity and sleep.

“In 2024, we implemented our largest US commercial sales force expansion, had two major product launches with Dexcom One+ and Stelo and submitted our G7 15-day product to the FDA,” said Kevin Sayer, Dexcom’s chairman, president and CEO. “As we enter 2025, we look forward to building on these investments as we unlock the next wave of access to Dexcom CGM globally.”

2025 Annual Guidance

Dexcom is reiterating fiscal year 2025 guidance for Revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and establishing Adjusted EBITDA Margin guidance at the following levels:

•Revenue of $4.60 billion (14% growth)
•Non-GAAP Gross Profit Margin of approximately 64% - 65%
•Non-GAAP Operating Margin of approximately 21%
•Adjusted EBITDA Margin of approximately 30%
1 Fourth quarter 2024 organic revenue was $1.108 billion and excludes $5.3 million of foreign exchange impact. Fourth quarter 2023 reported revenue included $7.9 million of non-CGM revenue subsequently divested in the following twelve months.
2 Full year 2024 organic revenue is $4.023 billion and excludes $7.2 million of foreign exchange impact and $3.0 million of non-CGM revenue divested in the trailing twelve months.

Fourth Quarter 2024 Financial Results

Revenue: In the fourth quarter of 2024, worldwide revenue grew 8% to $1.114 billion on a reported basis, up from $1.035 billion in the fourth quarter of 2023.

Gross Profit: GAAP gross profit totaled $655.8 million or 58.9% of revenue for the fourth quarter of 2024, compared to $656.6 million or 63.5% of revenue in the fourth quarter of 2023.

Non-GAAP gross profit* totaled $661.2 million or 59.4% of reported revenue for the fourth quarter of 2024, compared to $663.8 million or 64.2% of reported revenue in the fourth quarter of 2023.

Operating Income: GAAP operating income for the fourth quarter of 2024 was $188.9 million or 17.0% of revenue, compared to GAAP operating income of $216.9 million or 21.0% of revenue for the fourth quarter of 2023.

Non-GAAP operating income* for the fourth quarter of 2024 was $209.5 million or 18.8% of reported revenue, compared to non-GAAP operating income of $242.7 million or 23.5% of reported revenue for the fourth quarter of 2023.

Net Income and Diluted Net Income Per Share: GAAP net income was $151.7 million, or $0.38 per diluted share, for the fourth quarter of 2024, compared to GAAP net income of $256.3 million, or $0.62 per diluted share, for the fourth quarter of 2023.

Non-GAAP net income* was $177.8 million, or $0.45 per diluted share, for the fourth quarter of 2024, compared to non-GAAP net income of $202.8 million, or $0.50 per diluted share, for the fourth quarter of 2023. The fourth quarter 2024 non-GAAP net income excludes $8.0 million of amortization of intangible assets, $0.9 million of business transition and other significant items, $13.5 million of intellectual property litigation costs, and $5.5 million of tax adjustments.

Cash and Liquidity: As of December 31, 2024, Dexcom held $2.58 billion in cash, cash equivalents and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (888) 414-4585 (U.S./Canada) or (646) 960-0331 (International) and use the confirmation ID “9430114” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), please see the section titled “About Non-GAAP Financial Measures” below as well as the related Table E. We have not reconciled our organic revenue growth, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin and Adjusted EBITDA Margin estimates for fiscal year 2024 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, reconciliations of our organic revenue growth, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin and Adjusted EBITDA Margin estimates are not available without unreasonable effort.

About DexCom, Inc.

Dexcom empowers people to take control of health through innovative biosensing technology. Founded in 1999, Dexcom has pioneered and set the standard in glucose biosensing for more than 25 years. Its technology has transformed how people manage diabetes and track their glucose, helping them feel more in control and live more confidently.

Dexcom. Discover what you’re made of. For more information, visit www.dexcom.com.

Category: IR

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Dexcom’s future operating results and financial position, including estimated Revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin for fiscal year 2025, and expected growth rates as compared to the year ended December 31, 2024; future expenses and investments; and potential business opportunities. All forward-looking statements included in this press release are made as of the date of this press release, based on information currently available to Dexcom as of the date hereof. Forward-looking statements deal with future events and are therefore subject to various risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Dexcom’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings filed with the Securities and Exchange Commission. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this communication or to conform these forward-looking statements to actual results.

Dexcom, Dexcom Clarity, Dexcom Follow, Dexcom One, Dexcom Share, Stelo, and any related logos and design marks are either registered trademarks or trademarks of Dexcom, Inc. in the United States and/or other countries.

INVESTOR RELATIONS CONTACT:
Sean Christensen
Vice President - Finance and Investor Relations
investor-relations@dexcom.com
(858) 203-6657

MEDIA CONTACT:
James McIntosh
(619) 884-2118

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions, except par value data)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$606.1	$566.3
Short-term marketable securities	1,973.3	2,157.8
Accounts receivable, net	1,005.7	973.9
Inventory	542.6	559.6
Prepaid and other current assets	173.7	168.3
Total current assets	4,301.4	4,425.9
Property and equipment, net	1,339.9	1,113.1
Operating lease right-of-use assets	62.8	71.4
Goodwill	22.8	25.2
Intangibles, net	103.4	134.5
Deferred tax assets	481.2	419.4
Other assets	173.0	75.0
Total assets	$6,484.5	$6,264.5
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,585.1	$1,345.5
Accrued payroll and related expenses	112.0	171.0
Current portion of long-term senior convertible notes	1,204.4	—
Short-term operating lease liabilities	22.5	21.1
Deferred revenue	8.0	18.4
Total current liabilities	2,932.0	1,556.0
Long-term senior convertible notes	1,237.0	2,434.2
Long-term operating lease liabilities	65.0	80.1
Other long-term liabilities	147.9	125.6
Total liabilities	4,381.9	4,195.9
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at December 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value, 800.0 million shares authorized; 408.9 million and 390.7 million shares issued and outstanding, respectively, at December 31, 2024; and 407.2 million and 385.4 million shares issued and outstanding, respectively, at December 31, 2023	0.4	0.4
Additional paid-in capital	2,093.8	3,514.6
Accumulated other comprehensive loss	(8.0)	(16.7)
Retained earnings	1,597.6	1,021.4
Treasury stock, at cost; 18.2 million shares at December 31, 2024 and 21.8 million shares at December 31, 2023	(1,581.2)	(2,451.1)
Total stockholders’ equity	2,102.6	2,068.6
Total liabilities and stockholders’ equity	$6,484.5	$6,264.5

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$1,113.5	$1,034.5	$4,033.0	$3,622.3
Cost of sales	457.7	377.9	1,594.8	1,333.4
Gross profit	655.8	656.6	2,438.2	2,288.9
Operating expenses:
Research and development	139.5	136.1	552.4	505.8
Selling, general and administrative	327.4	303.6	1,285.8	1,185.4
Total operating expenses	466.9	439.7	1,838.2	1,691.2
Operating income	188.9	216.9	600.0	597.7
Other income (expense), net	22.4	29.3	109.0	112.7
Income before income taxes	211.3	246.2	709.0	710.4
Income tax expense (benefit)	59.6	(10.1)	132.8	168.9
Net income	$151.7	$256.3	$576.2	$541.5

Basic net income per share	$0.39	$0.67	$1.46	$1.40
Shares used to compute basic net income per share	390.6	384.1	393.6	386.0
Diluted net income per share	$0.38	$0.62	$1.42	$1.30
Shares used to compute diluted net income per share	406.7	415.9	412.7	425.5

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
U.S. revenue	$802.8	$769.1	$2,889.8	$2,625.3
Year over year growth	4%	27%	10%	23%
% of total revenue	72%	74%	72%	72%

International revenue	$310.7	$265.4	$1,143.2	$997.0
Year over year growth	17%	27%	15%	30%
% of total revenue	28%	26%	28%	28%

Total revenue (1)	$1,113.5	$1,034.5	$4,033.0	$3,622.3
Year over year growth	8%	27%	11%	24%

(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Sensor and other revenue (1) (2)	$1,068.5	$947.0	$3,821.6	$3,250.7
Year over year growth	13%	32%	18%	29%
% of total revenue	96%	92%	95%	90%

Hardware revenue (1) (3)	$45.0	$87.5	$211.4	$371.6
Year over year growth	(49)%	(13)%	(43)%	(4)%
% of total revenue	4%	8%	5%	10%

Total revenue (4)	$1,113.5	$1,034.5	$4,033.0	$3,622.3
Year over year growth	8%	27%	11%	24%

(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, non-CGM revenue, etc.
(3) Includes transmitter and receiver revenue.
(4) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GAAP gross profit	$655.8	$656.6	$2,438.2	$2,288.9
Amortization of intangible assets (1)	7.2	7.2	28.6	28.6
Business transition and other significant items (2)	(1.8)	—	30.5	—
Credits related to COVID-19 (3)	—	—	(3.0)	—
Non-GAAP gross profit	$661.2	$663.8	$2,494.3	$2,317.5

GAAP operating income	$188.9	$216.9	$600.0	$597.7
Amortization of intangible assets (1)	8.0	10.1	35.1	36.7
Business transition and other significant items (2)	(0.9)	2.0	38.5	4.9
Credits related to COVID-19 (3)	—	—	(3.2)	—
Intellectual property litigation costs (4)	13.5	13.7	86.7	79.3
Non-GAAP operating income	$209.5	$242.7	$757.1	$718.6

GAAP net income	$151.7	$256.3	$576.2	$541.5
Business transition and other significant items (2)	(1.0)	2.0	38.2	4.6
Credits related to COVID-19 (3)	—	—	(3.2)	—
Depreciation and amortization	57.8	52.5	217.7	186.0
Intellectual property litigation costs (4)	13.5	13.7	86.7	79.3
(Income) loss from equity investments (5)	—	(0.9)	1.4	(1.9)
Share-based compensation	43.3	36.9	170.4	150.8
Interest expense and interest income	(24.8)	(28.9)	(115.2)	(114.7)
Income tax (benefit) expense	59.6	(10.1)	132.8	168.9
Adjusted EBITDA	$300.1	$321.5	$1,105.0	$1,014.5

GAAP net income	$151.7	$256.3	$576.2	$541.5
Amortization of intangible assets (1)	8.0	10.1	35.1	36.7
Business transition and other significant items (2)	(0.9)	2.0	38.5	4.9
Credits related to COVID-19 (3)	—	—	(3.2)	—
Intellectual property litigation costs (4)	13.5	13.7	86.7	79.3
(Income) loss from equity investments (5)	—	(0.9)	1.4	(1.9)
Adjustments related to taxes (6)	5.5	(78.4)	(74.5)	(47.0)
Non-GAAP net income	$177.8	$202.8	$660.2	$613.5

DexCom, Inc.
Table E (Continued)
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GAAP net income	$151.7	$256.3	$576.2	$541.5
Interest expense on senior convertible notes, net of tax	2.8	3.0	11.5	12.6
GAAP net income used for diluted EPS, if-converted (7)	$154.5	$259.3	$587.7	$554.1

Non-GAAP net income	$177.8	$202.8	$660.2	$613.5
Interest expense on senior convertible notes, net of tax	1.2	1.2	4.9	4.9
Non-GAAP net income used for diluted EPS, if-converted (7)	$179.0	$204.0	$665.1	$618.4

GAAP diluted net income per share (7)	$0.38	$0.62	$1.42	$1.30
Amortization of intangible assets (1)	0.02	0.02	0.09	0.09
Business transition and other significant items (2)	—	—	0.10	0.01
Credits related to COVID-19 (3)	—	—	(0.01)	—
Intellectual property litigation costs (4)	0.03	0.03	0.21	0.19
(Income) loss from equity investments (5)	—	—	—	—
Adjustments related to taxes (6)	0.01	(0.19)	(0.18)	(0.12)
Impact of adjustment to GAAP diluted shares (8)	—	0.01	—	0.03
Non-GAAP diluted net income per share (7) (9)	$0.45	$0.50	$1.64	$1.52

GAAP diluted weighted-average shares outstanding	406.7	415.9	412.7	425.5
Non-GAAP diluted weighted-average shares outstanding	399.0	406.6	405.0	407.3

Reconciliation of non-GAAP diluted weighted-average shares outstanding:
GAAP diluted weighted-average shares outstanding	406.7	415.9	412.7	425.5
Adjustment for dilutive impact of senior convertible notes due 2023 (10)	—	(1.6)	—	(13.1)
Adjustment for dilutive impact of senior convertible notes due 2028 (10)	(7.7)	(7.7)	(7.7)	(5.1)
Non-GAAP diluted weighted-average shares outstanding	399.0	406.6	405.0	407.3
(1) Represents amortization of acquired intangible assets.
(2) For the three months ended December 31, 2024, business transition and other significant items are primarily related to adjustments to the non-cash inventory build charge and rent for vacated office space in San Diego, California. For the twelve months ended December 31, 2024, business transition and other significant items are primarily related to a $22.7 million non-cash inventory build charge, the divestiture of our non-diabetes distribution business, workforce reduction costs, and rent for vacated office space in San Diego, California. For the three and twelve months ended December 31, 2023, business transition and other significant items are primarily related to rent for vacated office space in San Diego, California.
(3) Represents a credit received related to employment of personnel during the COVID-19 pandemic.
(4) We have excluded third-party attorney’s fees, costs, and expenses incurred by Dexcom exclusively in connection with Dexcom’s patent infringement litigation against Abbott Diabetes Care, Inc., as further described in the section titled “Legal Proceedings” in Dexcom’s Annual Report on Form 10-K for the year ended December 31, 2024.
(5) Represents income and losses from equity investments.

(6) For the three months ended December 31, 2024, tax adjustments are primarily related to the tax effect of non-GAAP adjustments. For the twelve months ended December 31, 2024, tax adjustments are primarily related to the tax effect of the Verily milestone payment, non-GAAP adjustments, and excess tax benefits from share-based compensation for employees. For the three months ended December 31, 2023, tax adjustments are primarily related to the Verily milestone payment. For the twelve months ended December 31, 2023, tax adjustments are primarily related to the tax effect of non-GAAP adjustments, including the intra-entity transfer of certain intellectual property and excess tax benefits from share-based compensation for employees.
(7) When our senior convertible notes are dilutive on a GAAP or non-GAAP basis, net income used for calculating GAAP and non-GAAP diluted net income per share includes an interest expense add back, net of tax, under the if-converted method. In loss periods, basic and diluted net loss per share are the same since the effect of potential common shares is anti-dilutive and therefore excluded.
(8) The adjustments are for the transition from GAAP diluted net income per share to non-GAAP diluted net income per share due to our senior convertible notes.
(9) The sum of the non-GAAP per share components may not equal the totals due to rounding.
(10) We adjust for the dilutive effect of our senior convertible notes when the effect is not the same on a GAAP and non-GAAP basis for a given period.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated February 13, 2025 contains non-GAAP financial measures. These non-GAAP financial measures include organic revenue, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and non-GAAP diluted weighted average shares outstanding, as well as Adjusted EBITDA.

We report non-GAAP financial measures in addition to, and not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. While we compute non-GAAP financial measures using a consistent method from quarter to quarter and year to year, we may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Management believes organic revenue is a meaningful metric to investors as it provides a more consistent comparison of Dexcom’s revenue to prior periods as well as to industry peers. We exclude the following items from organic revenue:
•The effect of non-CGM revenue acquired or divested in the trailing twelve months; and
•The effect of foreign currency fluctuations

Management believes that the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.

Table E reconciles the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP.

Our policy is to exclude the following items from non-GAAP financial measures for non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted net income per share:
•Amortization of acquired intangible assets;
•Business transition and related costs associated with acquisition and divestiture, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third-party merger and acquisition costs, and other non-recurring significant items;
•Credits related to the employment of personnel during the COVID-19 pandemic;
•Income or loss from equity investments;
•Third-party intellectual property litigation costs in connection with Dexcom’s patent infringement litigation against Abbott Diabetes Care, Inc.;
•Litigation settlement costs;
•Gain or loss on extinguishment of debt; and

•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from share-based compensation, and the quarterly impact of other discrete items

Adjusted EBITDA excludes non-cash operating charges for share-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, gain or loss on extinguishment of debt, income or loss from equity investments, and income tax expense or benefit. For the reasons explained above, Adjusted EBITDA also excludes business transition and other significant items, COVID-19 credits, litigation settlement costs, and intellectual property litigation costs.